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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-2 registration statement of our report dated March 20, 2002 with respect to the balance sheet of SWWT, Inc. as of December 31, 2001, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2001 included in the SVT Inc. Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this Form S-2 registration statement.

                                           /s/ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
   April 29, 2002